Exhibit 32.2

Section 906 Certification for Chief Financial Officer

I, Jeffery Joyce, the Chief Financial Officer of Heartland Bancshares, Inc., certify that (i) the Annual Report on Form 10-KSB for the Annual period ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Annual Report on Form 10-KSB for the annual period ended December 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of Heartland Bancshares, Inc.

/s/ Jeffery D. Joyce Jeffery D. Joyce March 29, 2005